                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12

                               FOUNDATION HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

                                   FOUNDATION
                                     HEALTH
                                    SYSTEMS,
                                      INC.

                                   NOTICE OF
                                  2000 ANNUAL
                                    MEETING
                                      AND
                                     PROXY
                                   STATEMENT

March 30, 2000

Dear Stockholders:

    It is a pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of Foundation Health Systems, Inc. to be held simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills & Towers, 6360 Canoga Avenue, Woodland Hills, California 91367 on Thursday, May 4, 2000, at 10:00 a.m. (PDT).

    Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the meeting and stockholders who attend in person will have an opportunity to ask questions. A report on our business operations will be presented at the meeting.

    IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to vote your choices either via the Internet or on the enclosed card. Please sign, date and return your proxy card in the envelope provided as soon as possible or complete a proxy card over the Internet at www.harrisbank.com/ wproxy. If you do attend the meeting in person, your proxy can be revoked at your request.

        Sincerely,

        /s/ Jay M. Gellert
        Jay M. Gellert
        PRESIDENT AND CHIEF EXECUTIVE OFFICER

-

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Foundation Health Systems, Inc. (the "Company") will hold its 2000 Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, May 4, 2000 at 10:00 a.m. (PDT) simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills & Towers, 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

    1. To elect two directors to serve until the 2003 Annual Meeting of Stockholders.

    2. To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

    3. To approve the material terms of a new Executive Officer Incentive Plan for the Company's executive officers.

    4. To act upon a stockholder proposal that may be introduced at the Annual Meeting as set forth in the accompanying Proxy Statement.

    5.  To act upon any other matters that may properly come before the meeting.

    The Board of Directors has fixed Friday, March 17, 2000 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

    At the Annual Meeting, each share of Class A Common Stock, par value $.001 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting. The California Wellness Foundation holds all of the outstanding Class B Common Stock, par value $.001 per share, of the Company (which is non-voting) and has been invited to send representatives to attend the Annual Meeting. Jay M. Gellert and B. Curtis Westen have been appointed as proxy holders, with full rights of substitution, for the holders of Class A Common Stock.

                                          By Order of the Board of Directors,

                                          /s/ B. Curtis Westen

                                          B. Curtis Westen, Esq.

                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

March 30, 2000

                             YOUR VOTE IS IMPORTANT

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING EITHER IN PERSON OR VIA THE INTERNET. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE OR, ALTERNATIVELY, FILL OUT THE PROXY CARD OVER THE INTERNET AT WWW.HARRISBANK.COM/WPROXY. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE AT THE MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

[LOGO]

                                PROXY STATEMENT

GENERAL; VOTING OF SHARES

    The accompanying proxy is solicited by the Board of Directors of Foundation Health Systems, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 4, 2000 at 10:00 a.m. (PDT) simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills & Towers, 6360 Canoga Avenue, Woodland Hills, California 91367, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about
March 30, 2000 to give holders of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), of the Company of record on March 17, 2000 (the "Record Date") an opportunity to vote at the Annual Meeting.

    The Annual Meeting will be held simultaneously via the Internet and in person. Participation at the Annual Meeting via the Internet will consist of live sound and real-time access to printed material. To attend the Annual Meeting via the Internet, a stockholder should log-on to www.vcall.com on Thursday, May 4, 2000 and follow the instructions provided at the site. Stockholders will NOT be permitted to vote over the Internet during the Annual Meeting.

    Each share of Class A Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company also has outstanding shares of non-voting Class B Common Stock, par value $.001 per share ("Class B Common Stock"), all of which is held by The California Wellness Foundation (the "CWF"). The Company's Fifth Amended and Restated By-Laws, as amended (the "By-Laws"), require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Attendance at the Annual Meeting over the Internet will not be counted for purposes of determining the presence or absence of a quorum to transact business at the Annual Meeting.

    In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope or, alternatively, by completing a proxy card over the Internet at www.harrisbank.com/wproxy before 5:00 p.m. (CDT) on May 2, 2000. VOTING OVER THE INTERNET WILL NOT BE PERMITTED AFTER 5:00 P.M. (CDT) ON TUESDAY, MAY 2, 2000. If no directions are given and either the signed card is returned or the Internet proxy card is submitted, then the proxy holders will vote the shares for the election of all listed nominees, in accordance with the directors' recommendations or as stated on the proxy card for the other subjects listed on the proxy card, and at their discretion on any other matters that may properly come before the meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

    Instructions on how to submit a proxy via the Internet are located on the attachment to the proxy card included with this Proxy Statement. The Internet voting procedures are designed to authenticate stockholders of the Company by use of a Control Number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunications costs, will be your responsibility.

REVOCABILITY OF PROXIES

    Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Class A Common Stock and delivering it to the Secretary of the Company or submitting it electronically via the Internet at www.harrisbank.com/wproxy before 5:00 p.m. (CDT) on May 2, 2000, or by attending the Annual Meeting in person and voting such shares during the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Foundation Health Systems, Inc., at its executive offices at 21650 Oxnard Street, Woodland Hills, California 91367 or if a subsequently dated proxy is submitted electronically, it should be sent via the Internet before 5:00 p.m. (CDT) on May 2, 2000 using the web site at www.harrisbank.com/wproxy.

SHARES OUTSTANDING

    Only holders of record of Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 121,835,631 shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one vote. As of the Record Date, the Company also had outstanding 563,742 shares of Class B Common Stock, all of which are held by the CWF and all of which are nonvoting. The CWF has been invited to send representatives to the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Class A Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $10,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

    YOUR VOTE IS IMPORTANT. PLEASE RETURN A PROXY CARD (OR FILL OUT THE INTERNET PROXY) PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. HIGHLIGHTS OF THE ANNUAL MEETING AND THE VOTING RESULTS WILL BE INCLUDED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2000.

                                  INTRODUCTION

    Foundation Health Systems, Inc. (the "Company" or "FHS") is an integrated managed care organization which administers the delivery of managed health care services. The Company's health maintenance organizations ("HMOs"), insured preferred provider organizations ("PPOs") and government contracts subsidiaries provide health benefits to approximately 5.5 million individuals in 18 states through group, individual, Medicare risk, Medicaid and TRICARE (formerly Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS")) programs. The Company's subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. The Company operates and conducts its HMO and other businesses through its subsidiaries.

    The Company's current operations are a result of the merger transaction (the "FHS Combination") involving the Company (then named Health Systems International, Inc. ("HSI")) and Foundation Health Corporation ("FHC") which was consummated on April 1, 1997.

                       PROPOSAL 1--ELECTION OF DIRECTORS
                      NOMINATION AND ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of 10 persons, divided into three classes with four directors designated in Class III, three directors designated in Class I and three directors designated in Class II. At the Annual Meeting, stockholders will elect two directors for Class I. One vacancy currently exists in Class I, and a second vacancy will exist in Class I after the Annual Meeting due to Adm. Fowler's pending retirement. Adm. Fowler recently indicated his intention to retire after the current Annual Meeting, and therefore requested that he not be re-nominated to serve as a Class I director.

    The Class I nominees are Gov. George Deukmejian and Jay M. Gellert. Each Class I director will be elected for a three-year term and will hold office until the 2003 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

    The By-Laws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Since only two nominees have been named, proxies cannot be voted for a number of persons greater than two. Shares represented by proxies marked "withhold authority" for one or more nominees will be counted as a negative vote.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            FOR EACH NAMED NOMINEE.

NOMINEES AND CONTINUING DIRECTORS

    The Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Board of Directors will consist of not less than three nor more than twenty members, the exact number to be determined in accordance with the By-Laws. The By-Laws contain certain transitionary provisions applicable to the Board of Directors until April 1, 2002 (the "Transition Period"). During the Transition Period the Company's Board of Directors is to consist of certain persons appointed at the time of the FHS Combination by FHC or subsequently by such FHC appointees (collectively, the "FHC Designees"), and certain persons appointed at the time of the FHS Combination by HSI or subsequently by such HSI appointees (collectively, the "HSI Designees"). Such provisions also address the size of the

Board of Directors and certain other matters, and may be overridden by the affirmative vote of at least eight members of the Board of Directors.

    The Certificate provides for the Board of Directors to be divided into three classes, each class to serve for staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the directors. The Board of Directors believes that a classified Board of Directors with staggered terms will help to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company.

    In February 1999, the Board of Directors elected Jay M. Gellert, the Company's President and Chief Executive Officer, to fill a vacancy in Class I of the Board of Directors. Effective March 1, 1999, Malik M. Hasan, M.D., a prior director in Class I, resigned from the Company's Board of Directors in connection with his retirement; as a result, there currently exists one vacancy in Class I. As referenced above, due to Adm. Fowler's pending retirement, a second vacancy will exist in Class I after the Annual Meeting. These vacancies will be filled in the future pursuant to and in accordance with the Company's By-Laws.

    The nominees were designated for election, pursuant to the By-Laws, by the Committee on Directors of the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected. The following table sets forth certain information with respect to the nominees as well as to those other directors in Class II and Class III whose terms continue after the Annual
Meeting:

                                    NOMINEES

                                                                                             TERM TO
NAME                                PRINCIPAL OCCUPATION OR EMPLOYMENT              AGE       EXPIRE
----                        ---------------------------------------------------   --------   --------
CLASS I

Gov. George Deukmejian....  Senior Counsel of Sidley & Austin and former
                            Governor of the State of California                      71        2003

Jay M. Gellert............  President and Chief Executive Officer of the
                            Company                                                  46        2003

                              CONTINUING DIRECTORS

                                                                                             TERM TO
NAME                                PRINCIPAL OCCUPATION OR EMPLOYMENT              AGE       EXPIRE
----                        ---------------------------------------------------   --------   --------
CLASS II

Richard W. Hanselman......  Chairman of the Board of the Company and Director
                             and Consultant to various companies                     72        2001

Raymond S. Troubh.........  Financial Consultant to and Director of various
                             companies                                               73        2001

Roger F. Greaves..........  Former Co-Chairman of the Board of Directors, Co-
                             President and Co-Chief Executive Officer of the
                             Company and Director of various companies               62        2001

                                                                                             TERM TO
NAME                                PRINCIPAL OCCUPATION OR EMPLOYMENT              AGE       EXPIRE
----                        ---------------------------------------------------   --------   --------
CLASS III

J. Thomas Bouchard........  Senior Vice President, Human Resources of
                            International Business Machines Corporation              59        2002

Thomas T. Farley..........  Senior Partner of Petersen, Fonda, Farley, Mattoon,
                             Crockenberg and Garcia, P.C.                            65        2002

Patrick Foley.............  Former Chairman, President and Chief Executive
                            Officer of DHL Airways, Inc., and Director of
                             various companies                                       68        2002

Richard J. Stegemeier.....  Chairman Emeritus of the Board of Directors of
                            Unocal Corporation                                       71        2002

                            OTHER CURRENT DIRECTORS

                                                                                             TERM TO
NAME                                PRINCIPAL OCCUPATION OR EMPLOYMENT              AGE       EXPIRE
----                        ---------------------------------------------------   --------   --------
CLASS I

Adm. Earl B. Fowler.......  Former Vice Admiral, U.S. Navy, and Commander of
                            the Naval Sea Systems Command                            74        2000

INFORMATION CONCERNING CURRENT MEMBERS OF THE BOARD OF DIRECTORS AND NOMINEES

    MR. BOUCHARD became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the merger transaction involving Health Net and QualMed, Inc. ("QualMed") which created HSI (the "HSI Combination"). Mr. Bouchard served as a director of QualMed from May 1991 until February 1995. Since October 1994,
Mr. Bouchard has served as Senior Vice President, Human Resources of International Business Machines Corporation. From June 1989 until October 1994, Mr. Bouchard served as Senior Vice President & Chief Human Resources Officer of U.S. West, Inc., a diversified global communications company, and prior to that time he was Senior Vice President-Human Resources and Organization for United Technologies Corp. Mr. Bouchard has served on the Board of Directors of the Labor Policy Association since March 1991 and Nordstrom fsb (formerly Nordstrom National Credit Bank) since April 1991. Mr. Bouchard also serves on the Board of Trustees of the American Indian College Fund and the Board of the Tomas Rivera Policy Institute, a think tank on Latino issues.

    MR. DEUKMEJIAN became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Deukmejian served as a director of QualMed from April 1992 until February 1995. From February 1991 through
June 1999, Mr. Deukmejian was a partner in the law firm of Sidley & Austin, Los Angeles, California. Since July 1999, Mr. Deukmejian has been senior counsel to Sidley & Austin. Mr. Deukmejian served as Governor of the State of California for two terms, from January 1983 to January 1991. Mr. Deukmejian also served the State of California as Attorney General from 1979 to 1982, as a State Senator from 1967 to 1978 and as a State Assemblyman from 1963 to 1966. Mr. Deukmejian has been a director of Burlington Northern Santa Fe Corporation, a railroad company, since September 1995, and was a director of one of its predecessors, Santa Fe Corporation, from January 1991 until September 1995. Mr. Deukmejian is also a director of The Keith Companies.

    MR. FARLEY became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January 1994, upon consummation of the HSI Combination. Mr. Farley served as a director of QualMed from February 1991 until February 1995 and is a senior partner in the law firm of Petersen, Fonda, Farley, Mattoon, Crockenberg and Garcia, P.C., Pueblo, Colorado. Mr. Farley was formerly President of the governing board of Colorado State University, the University of Southern Colorado and Ft. Lewis College and Chairman of the Colorado Wildlife Commission. He served as Minority Leader of the Colorado House of Representatives from 1967 to 1975. Mr. Farley was a director of the Public Service Company of Colorado, a public gas and electric company, from 1983 to 1997 and has been a director/advisor of Norwest Banks of Pueblo and Sunset since 1985. Mr. Farley is an emeritus member of the Board of Regents of Santa Clara University, a Jesuit institution, and a director of Colorado Public Radio.

    MR. FOLEY became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Foley served as a director of FHC from 1996 until the FHS Combination. Mr. Foley served as President and Chief Executive Officer of DHL Airways, Inc. from September 1988 to July 1999, and as Chairman of the Board of such company from September 1988 through December 1999. Mr. Foley is also a director of Continental Airlines, Glenborough Realty Trust, Del Monte Foods and Flextronics International.

    MR. FOWLER became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Fowler served as a director of FHC from 1988 until the FHS Combination. Prior thereto, Mr. Fowler served in the United States Navy and retired as Vice Admiral, U.S. Navy, and Commander of the Naval Sea Systems Command. Mr. Fowler recently indicated his intention to retire as a director of the Company after the current Annual Meeting.

    MR. GELLERT was elected to the Board of Directors of the Company in February 1999. He became President and Chief Executive Officer of the Company in August 1998. Previously Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to
May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI,
Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System.

    MR. GREAVES became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination. Mr. Greaves served as Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc. (a predecessor to the Company) since its incorporation in June 1990. Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net, a subsidiary of the Company. Mr. Greaves also served a prior term as Chairman of the Board of Directors of Health Net, and concurrently served as President and Chief Executive Officer of Health Net. Prior to joining Health Net, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968. Mr. Greaves is a founding member of (and continues to serve on) the Board of Governors of California State University at Long Beach, and he is a member of the board of directors of Zymed Corporation.

    MR. HANSELMAN became a director of the Company in April 1997 upon consummation of the FHS Combination and became Chairman of the Board of Directors in May 1999. Mr. Hanselman served as a director of FHC from 1990 until the FHS Combination. He has been a corporate director of and consultant to various companies since 1986. Mr. Hanselman is a director of Arvin Industries and the Bradford Funds, and chairman of a small privately-held company.

    MR. STEGEMEIER became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Stegemeier served as a director of FHC from 1993 until the FHS Combination. He is Chairman Emeritus of the Board of Directors of Unocal Corporation and served as Chairman and Chief Executive Officer of Unocal Corporation from July 1988 until his retirement in May 1994. Mr. Stegemeier is also a director of Halliburton Company, Northrop Grumman Corporation, Sempra Energy and Montgomery Watson, Inc.

    MR. TROUBH became a director of the Company in April 1997 upon consummation of the FHS Combination. Mr. Troubh served as a director of FHC from 1991 until the FHS Combination. He is a financial consultant in New York City and a former Governor of the American Stock Exchange. Mr. Troubh served as a general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is also a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling, Inc., General American Investors Company, Starwood Hotels and Resorts, Inc., Triarc Companies, Inc. and WHX Corporation. Mr. Troubh was a director of Olsten Corporation ("Olsten") until March 2000, at which time he became a director of Gentiva Health Services ("Gentiva") in connection with the sale by Olsten of certain business lines to Adecco SA and the accompanying transfer of Olsten's health services business to Gentiva. He is also a Trustee of MicroCap Liquidating Trust and Petrie Stores Liquidating Trust.

                               EXECUTIVE OFFICERS

    The following sets forth certain biographical information with respect to the current executive officers of the Company.

NAME                            AGE                                POSITION
----                          --------   ------------------------------------------------------------
Jay M. Gellert..............     46      President and Chief Executive Officer
Jeffrey J. Bairstow.........     41      President of Government and Specialty Services Division
Maurice Costa...............     52      President of Employer and Occupational Services Division
Karen A. Coughlin...........     52      President of Eastern Division
Steven P. Erwin.............     56      Executive Vice President and Chief Financial Officer
Karin D. Mayhew.............     49      Senior Vice President of Human Resources
Cora Tellez.................     50      President of Western Division
Gary S. Velasquez...........     39      President of New Ventures Group and Former President of
                                           Specialty Services and Government Operations Division
B. Curtis Westen, Esq.......     39      Senior Vice President, General Counsel and Secretary

    MR. GELLERT became President and Chief Executive Officer of the Company in August 1998. Previously, Mr. Gellert served as President and Chief Operating Officer of the Company from May 1997 until August 1998. From April 1997 to
May 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Mr. Gellert has been a director of the Company since March 1999. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System.

    MR. BAIRSTOW became President of the Company's Government and Specialty Services Division (formerly Specialty Services and Government Operations Division) in November 1999. Mr. Bairstow served as President of FHS Specialty Services from February 1999 until that date. Previously, Mr. Bairstow served as Executive Vice President and Chief Financial Officer of HealthNet from
February 1998 until February 1999. Before joining the Company, Mr. Bairstow held the dual position of Chief Operating Officer of America Service Group, Inc. ("ASG"), a provider of managed care services, and President and Chief Executive Officer of the operating subsidiary of ASG from November 1996 to February 1998. Prior to that date, Mr. Bairstow held the position of President of Managed Health Network, the behavioral health subsidiary of Foundation Health Systems, from October 1995 to November 1996. From August 1991 to October 1995,
Mr. Bairstow served as Vice President of Finance/Chief Operating Officer of Vendell Healthcare. Prior thereto, Mr. Bairstow served as Senior Vice President for Operations and Vice President for Finance of Park Healthcare Company from August 1986 to August 1991.

    MR. COSTA has served as President of the Company's Employer and Occupational Services Division since December 1998. From April 1997 until December 1998, he served as President of FHS' Workers' Compensation Division. Previously,
Mr. Costa was a founder of Business Insurance Corporation ("BIC"), and he played a significant role in its acquisition of California Compensation Insurance Company in 1988 and its ultimate sale to FHC in August 1993.

    MS. COUGHLIN has served as President of the Company's Eastern Division since January 1, 2000 (upon the Company's reorganization of its operating divisions), and served as President and Chief Executive Officer of the Northeast Division of the Company from October 1998 through December 31, 1999. From 1992 until 1998, she served as President of one of the two operating divisions of Humana, Inc.

("Humana"), a leading national health care company. Prior thereto, Ms. Coughlin served as Vice President and General Manager of Humana in Chicago, Illinois, and before that she served as a Vice President of Humana Health Plans of Kentucky. Currently she serves on the boards of several organizations, including The Governor of Connecticut's Council on Economic Competitiveness and Technology, NeuroSource, Inc., Community Physicians Network, Inc. and Today's Chicago Woman Foundation.

    MR. ERWIN became Executive Vice President and Chief Financial Officer of the Company in March 1998. From 1994 until 1997, he served as Executive Vice President and Chief Financial Officer for U.S. Bancorp, a major superregional bank holding company based in Portland, Oregon. U.S. Bancorp was acquired by First Bank System in 1997. From 1987 to 1994, Mr. Erwin served as Treasurer of Boston-based BayBanks, Inc. BayBanks was a major retail bank in Boston.
Mr. Erwin is also a member of the Board of Directors and Chairman of the Audit Committee of Summit Design, Inc., a Beaverton, Oregon-based technology company. Summit is a leading supplier of software tools designed to solve the integrated circuit engineering problems caused by increasing chip complexity.

    MS. MAYHEW became Senior Vice President of Human Resources of the Company in April 1999. Prior to joining the Company, she served as Senior Vice President Organization Development of Southern New England Telecommunications Company ("SNET"), a northeast regional information, entertainment and telecommunications company based in Connecticut. SNET was acquired by SBC Communications, Inc. in October 1998. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President Human Resources, since 1972.

    MS. TELLEZ has served as President of the Company's Western Division since January 1, 2000 (upon the Company's reorganization of its operating divisions), and served as President of the Company's California Division from November 16, 1998 through December 31, 1999. Formerly, she served as President and Chair of Prudential Healthcare Plan of California, Inc., responsible for operations in California, Colorado and Arizona. Prior to joining Prudential in 1997,
Ms. Tellez served as Senior Vice President and regional Chief Executive Officer of Blue Shield of California. Ms. Tellez began her career in health care in 1978 with Kaiser Foundation Health Plan, where she held several executive positions during her sixteen year tenure culminating with serving as Vice President and Regional Manager of the Hawaii Plan. Currently, Ms. Tellez serves as a member of the Board of Directors of several organizations, including Golden State
Bancorp Inc., Institute for Medical Quality, California Association of Health Plans, Holy Names College, Asian Community Mental Health Services and The Institute for the Future, in Menlo Park, California.

    MR. VELASQUEZ became President of the Company's New Venture Group effective November 1999. He served as President of the Company's Government Operations Division from consummation of the FHS Combination through November 1999 and as President of the Company's Specialty Services Division from September 1997 through November 1999. Prior to the FHS Combination, Mr. Velasquez served as President and Chief Operating Officer of FHC's California HMO. Prior to this position, Mr. Velasquez served as President and Chief Operating Officer of FHC's managed behavioral health care organization and as President and Chief Operating Officer of Specialty Services for FHC. Prior to joining FHC, Mr. Velasquez served as Chief Financial Officer/General Manager of Managed Health Network (now a FHS subsidiary). He also served as Vice President, Controller of Equicor.

    MR. WESTEN became Senior Vice President, General Counsel and Secretary of the Company upon consummation of the FHS Combination. Mr. Westen served as Senior Vice President, General Counsel and Secretary of HSI since April 1995. Mr. Westen also serves as a director of certain subsidiaries of the Company.
Mr. Westen has served as Senior Vice President, General Counsel and Secretary of QualMed since February 1994, and served as Vice President of Administration of QualMed from August 1993 until February 1994. Since February 1995, he has served as a director of QualMed. Mr. Westen served as Assistant General Counsel and Assistant Secretary of QualMed since joining QualMed in March 1992 until
August 1993. From September 1986 until March 1992, Mr. Westen was an attorney with the firm of Lord, Bissell & Brook in Chicago, Illinois.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following information relates to transactions during 1999 by the Company with certain directors and executive officers of the Company.

    Mr. Bouchard, a director of the Company, is Senior Vice President, Human Resources of International Business Machines Corporation ("IBM"). During 1999, the Company and its subsidiaries engaged IBM as a consultant with respect to various technology, information systems, hardware and other matters, including management of its Year 2000 program. During 1999, the Company paid to IBM approximately $9.0 million in consulting fees.

    Gov. Deukmejian, a director of the Company, is senior counsel to the law firm of Sidley & Austin. The Company and certain of its subsidiaries paid Sidley & Austin approximately $1.2 million in fees for legal services rendered to the Company and certain of its subsidiaries in 1999. Sidley & Austin was an employer group of a Company subsidiary in 1999. Premiums paid by such firm to this Company subsidiary totaled approximately $125,000 in 1999.

    Mr. Farley, a director of the Company, was paid an aggregate of $95,000 in consulting fees in 1999 and 2000 due to various services provided to the Company in connection with the closing of its operations in Pueblo, Colorado. In addition, Mr. Farley is a partner in the law firm of Petersen, Fonda, Farley, Mattoon Crockenberg & Garcia ("PFFMC&G"). Two of Mr. Farley's partners in PFFMC&G purchased a building from the Company in 1999 in Pueblo, Colorado for $405,000. It is contemplated that a portion of the building will be leased to PFFMC&G upon completion of its current renovation. PFFMC&G was also an employer group of a Company subsidiary in 1999. Premiums paid by such firm to this Company subsidiary totaled approximately $38,000 in 1999.

    Mr. Troubh, a director of the Company, was a director of Olsten Corporation, a temporary staffing agency, in 1999. The Company and certain of its subsidiaries paid this staffing agency an aggregate of approximately
$11.0 million in 1999 for various staffing services.

    Since January 1, 1998, each of the following current and former executive officers of the Company received one-time loans from the Company in the amounts indicated in connection with their hire or relocation: Cora Tellez ($400,000), Karen Coughlin ($100,000), Steven Erwin ($125,000), Ross Henderson ($150,000), Karin Mayhew ($300,000) and B. Curtis Westen ($250,000). The loans accrue interest at the Prime Rate and each is payable upon demand by the Company in the event of a voluntary termination of employment of the respective officer or termination for Cause (as defined in their respective employment agreements). The principal and interest of the loans will be forgiven by the Company at varying times between one and five years after the date of hire or relocation of the respective officers. A loan will be forgiven prior to such time in the event the respective officer's employment is terminated involuntarily without Cause, voluntarily due to Good Reason following a Change of Control (each as defined in their respective employment agreements), or due to death or disability. Income incurred by an officer due to interest on such loans (but not the principal) being forgiven is "grossed up" by the Company to cover the income taxes due upon such interest forgiveness. As of March 30, 2000, the remaining principal under each of the loans is as follows: Cora Tellez ($400,000), Karen Coughlin ($50,000), Steven Erwin ($125,000), Ross Henderson ($0), B. Curtis Westen ($166,667) and Karin Mayhew ($300,000).

    Under the relevant provisions of California law, when a corporation converts from nonprofit to for-profit corporate status, the equivalent of the fair market value of the nonprofit corporation must be contributed to a successor charity that has a charitable purpose consistent with the purposes of the nonprofit entity. The CWF was formed to be the charitable recipient of the conversion settlement when Health Net (a subsidiary of the Company) effected a conversion from nonprofit to for-profit status, which occurred in February 1992 (the "Conversion"). In connection with the Conversion, Health Net issued to the CWF promissory notes in the original principal amount of $225 million (the "CWF Notes") and shares of Class B Common Stock (which immediately prior to the HSI Combination were split to become

25,684,152 shares of Class B Common Stock then held by the CWF). While such shares are held by the CWF, they are entitled to the same economic benefit as Class A Common Stock, but are non-voting in nature. If the CWF sells or transfers such shares to an unrelated third party, they automatically convert into shares of Class A Common Stock.

    Pursuant to the Amended California Wellness Foundation Shareholder Agreement, dated as of January 28, 1992 (the "CWF Shareholder Agreement") by and among the Company, the CWF and certain stockholders of H.N. Management
Holdings, Inc., a predecessor to the Company ("HNMH"), named therein, the CWF was subject to various volume and manner of sale restrictions specified in the CWF Shareholder Agreement which limited the number of shares of Class B Common Stock that the CWF could dispose of prior to December 31, 1998.

    As a result of various sales of Class B Common Stock by CWF, CWF has gradually reduced its holdings and, as of March 17, 2000, held 563,742 shares of Class B Common Stock. On November 15, 1999, the remaining $13,482,745 in principal and interest outstanding under the CWF Notes was paid off. As a result, the CWF Notes are no longer outstanding.

            ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Members of the Board of Directors are elected by the holders of Class A Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

    The Company's Board of Directors met a total of eight times in 1999. Each member of the Board of Directors of the Company was present for 75% or more of the total number of meetings of such Board of Directors and of all committees of such Board of Directors in 1999 on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    The By-Laws provide that during the Transition Period (subject to the ability to override such provisions as set forth in By-Laws), the Audit Committee, the Committee on Directors and the Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors will each consist of four independent directors, two of whom shall be HSI Designees and two of whom shall be FHC Designees, and the Finance Committee will consist of an equal number of FHC Designees and HSI Designees. During the Transition Period, the Chairman of each of the Committee on Directors and the Audit Committee will be selected from the FHC Designees and the Chairman of each of the Compensation Committee and the Finance Committee will be selected from the HSI Designees. Following the Transition Period, a majority of the Board of Directors will select the directors to serve on the committees of the Board of Directors. In addition to the foregoing committees, in 1998 the Board of Directors established an Advisory Committee comprised of two FHC Designees and two HSI Designees. The Advisory Committee was dissolved in May 1999.

    AUDIT COMMITTEE. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Deukmejian, Farley, Fowler (Chairman) and Stegemeier, each of whom is a non-employee director. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the internal auditors and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditor; to approve the appointment or removal of the independent auditor; to consider proposals made by the Company's independent auditor for consulting work; to oversee the Company's compliance with certain regulatory programs to deter fraud and abuse; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Company's Audit Committee held ten meetings in 1999.

    COMMITTEE ON DIRECTORS. The Committee on Directors (formerly named the Nominating Committee) of the Board of Directors of the Company currently consists of Messrs. Deukmejian (Chairman), Greaves and Hanselman. Mr. Hanselman served as Chairman of the committee until May 6, 1999, at which time
Mr. Deukmejian became Chairman. Also, during 1999, through May 6, 1999,
Mr. Foley was a member of the Committee on Directors. On such date, Mr. Foley replaced Mr. Hanselman as a member of the Compensation Committee, as set forth below, and, in connection therewith, was not re-appointed to the Committee on Directors. The Committee on Directors is responsible for reviewing qualifications of individuals suggested as possible candidates for election as directors of the Company from whatever sources such suggestions arise. In connection with that direction, the Committee on Directors nominated for reelection each of the two Class I nominees, both of whose current terms expire at the Annual Meeting. Stockholders who wish to propose nominations for directors for consideration at the 2001 Annual Meeting of Stockholders may do so in accordance with the procedures described below under "REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS--Nominations for the Board of Directors." The Company's Committee on Directors held three meetings in 1999.

    COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation Committee currently consists of Messrs. Bouchard (Chairman), Farley, Foley and Troubh. In 1999, the Compensation Committee consisted of Messrs. Bouchard (Chairman), Farley, Hanselman and Troubh through May 6, 1999, on which date Mr. Foley replaced Mr. Hanselman as a committee member due to Mr. Hanselman's expanded duties as the new Chairman of the Board of Directors. Each of such members is an "outside director" as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The By-Laws and the policies of the Board of Directors direct the Compensation Committee: (a) to recommend to the Board of Directors the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the two most highly compensated Corporate Officers (as defined in the By-Laws) of the Company, which recommendations are subject to ratification, modification or rejection by the Board of Directors; (b) to approve the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of up to thirty-five senior officers of the Company and its subsidiaries including the two Corporate Officers covered in (a) above, which senior officers are designated by the Compensation Committee in consultation with management; (c) to review and approve, on a general policy level basis only, the compensation and benefits of officers, managers and employees other than those covered in (a) and (b) above, based on management's presentation of all relevant factors of proposed actions in totality, and advise the Board of Directors of actions taken, and such compensation and benefit matters shall be deemed within the Compensation Committee's general oversight;
(d) to recommend to the Board of Directors corporate-wide policies with respect to direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any; (e) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans (the "Plans"), including the review and approval of all grants thereunder; (f) to fulfill the purposes of the Plans including, without limitation, through the conditional grant of options and other benefits under the Plans; (g) to recommend to the Board of Directors any revisions or additions to the Plans; (h) to recommend to the Board of Directors appropriate actions with respect to modification, revision or termination of trusteed employee benefit or welfare plans (such as 401(k) or pension plans), with action with respect to such trusteed plans being reserved to the Board of Directors; and (i) to review and report to the Board of Directors, when so requested, on any compensation matter. In 1999, the Company's Compensation Committee held eight meetings.

    FINANCE COMMITTEE. The Finance Committee of the Board of Directors of the Company currently consists of Messrs. Foley, Greaves (Chairman), Stegemeier and Troubh. During 1999, and until retirement from the Board of Directors in March of 1999, Dr. Hasan was a member (and chairman) of the Finance Committee and, until May 6, 1999, Mr. Hanselman was also member of the Finance Committee. This committee is directed and empowered to review the Company's investment policies and guidelines; monitor performance of the Company's investment portfolio; in coordination with the Audit Committee, review the Company's financial structure and operations in light of the Company's long-term objectives; and review and recommend to the Board of Directors appropriate action on proposed acquisitions and divestitures. Among other responsibilities, the Committee establishes appropriate authority levels for various officials of the Company with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures. The Committee also reviews and recommends appropriate action with respect to the Company's short- and long-term debt structure. The Company's Finance Committee held five meetings in 1999.

    ADVISORY COMMITTEE. During 1999, until its dissolution in May 1999, the Advisory Committee consisted of Messrs. Deukmejian, Foley, Greaves and Hanselman (Chairman). This committee's responsibilities included consulting with the Chief Executive Officer on Company operations and organizational initiatives; monitoring the areas of Company performance, personnel evaluation and recruitment; and providing counsel on other matters as requested by the Chief Executive Officer. The Company's Advisory Committee held one meeting in 1999.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 1999

INTRODUCTION AND BACKGROUND

    The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the executive officers of Foundation Health Systems, Inc. (the "Company") during 1999. The report has been approved by the members of the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Compensation Committee").

    During 1999, the Compensation Committee was comprised of "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). From January 1, 1999 through May 6, 1999
Messrs. Bouchard (Chairman), Hanselman, Farley and Troubh served on the Compensation Committee. Effective May 6, 1999 Mr. Hanselman resigned as a member of the Committee due to his additional duties as the new Chairman of the Board of Directors and Mr. Foley replaced him as a member of the Compensation Committee. As of the date of this report, the Compensation Committee continues to be comprised of these four members.

    Under the Company's By-Laws, the Compensation Committee is responsible for recommending to the Board of Directors the compensation levels of the Chief Executive Officer and the most highly compensated officer other than the Chief Executive Officer and approving the compensation levels of certain other senior executives, including the "Named Executive Officers" listed below in the Summary Compensation Table. The Compensation Committee is also responsible for the administration of the Company's stock option and other stock-based and equity-based plans.

COMPENSATION PHILOSOPHY

    The Compensation Committee designed the current compensation system to include three components: base salary, short-term incentive pay in the form of an annual cash incentive opportunity and long-term equity-based incentive compensation. Compensation decisions were based upon competitive market pay practices, corporate or unit performance and individual contributions. The Compensation Committee, with the assistance of independent consultants, developed base line and target compensation levels based on a comprehensive analysis of pay practices of a group of eight publicly traded healthcare organizations with annual revenues ranging from $6.5 billion to $20.6 billion. These companies comprise the "Selected Peer Group" in the stock performance graph set forth later in this Proxy Statement.

    The Compensation Committee's philosophy is to establish base salaries below the median for the peer group, but to provide an opportunity for total cash compensation (base salary plus annual cash incentive) to reach the top quartile based on corporate performance. In this way, the Compensation Committee seeks to have a significant portion of annual compensation at risk. The Compensation Committee uses stock options to directly align executive's long-term financial interests with the stockholders and advance the interests of the Company by attracting and retaining talented executives. Stock Option grants are positioned to provide total compensation at the 75(th) percentile based on corporate performance. Stock options are considered effective long-term incentives by the Compensation Committee because an executive receives a gain only if the Company's stock value increases and its stockholders also receive a gain. The Compensation Committee intends to continue to use stock options as the primary element of long-term compensation for the Company's executive officers.

    Stock options granted in 1998 and later provide for termination of the options and a "clawback" of realized gains if the executive joins a competitor of the Company within six months after termination of employment, and the options also include a provision prohibiting any activities competitive to the Company for a period of up to twelve months post-termination, depending on the optionee's level in the organization.

BASE SALARY

    Mr. Gellert's base salary was increased to $500,000 in August 1997 upon his promotion to President of the Company. When Mr. Gellert was promoted to President and Chief Executive Officer of the Company in August 1998, his annual base salary remained the same and was not adjusted in 1999. Mr. Gellert's annual base salary in 1999 was well below the 25th percentile of the selected peer group. Effective February 14, 2000 the Compensation Committee approved increasing Mr. Gellert's annual base salary to $600,000, which continues to be below the 25th percentile of the peer group. The Compensation Committee also increased the base salaries of Mr. Velasquez, Ms. Tellez and Ms. Coughlin to $400,000 effective February 14, 2000. These increases reflect the compensation analysis provided by the Company's independent consultants.

ANNUAL CASH INCENTIVE

    Pursuant to the Company's Performance-Based Annual Bonus Plan (the "Existing Bonus Plan") applicable for 1999 previously adopted by its stockholders, annual cash incentives for the Named Executive Officers, including the Chief Executive Officer, are based on consolidated income from operations before taxes, as determined in accordance with generally accepted accounting principles. Under the Existing Bonus Plan applicable for 1999, a cash pool in the amount of $7.5 million was to be established, provided that the annual performance goal of more than $250 million of consolidated income from operations before taxes was achieved. This performance goal was not met for 1999. As a result, no incentives were paid under the Existing Bonus Plan for 1999.

    The Compensation Committee has adopted a new Executive Officer Incentive Plan (the "New Incentive Plan"), subject to stockholder approval, that is to become effective January 1, 2000. The New Incentive Plan is described elsewhere in this Proxy Statement. In the event that the Company's stockholders approve the New Incentive Plan, the Existing Bonus Plan will terminate.

    Under the Company's Management Incentive Plan, corporate and business unit management associates earn annual incentive payments if corporate, business unit and/or individual goals are met. Based on 1999 business unit and individual performance, the Committee has approved partial incentive payments under the Management Incentive Plan to Named Executive Officers who achieved or exceeded their 1999 goals. No annual incentive is being paid to Mr. Gellert for 1999 because while the Company's overall performance improved, predetermined goals were not met. All of the incentive payments made to the Named Executive Officers for 1999 will be tax deductible to the Company.

STOCK OPTIONS

    The Company last granted stock options to the Chief Executive Officer and certain of the Named Executive Officers in 1998. Although no option grants were made in 1999 to the Chief Executive Officer or to any of the Named Executive Officers, the Compensation Committee has approved stock option grants to certain of these executives in February 2000. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping the Company to achieve its long-term objectives. All of such options granted to the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

    The Company provides benefits for the Named Executive Officers and other senior executives in the event of a change in control. Under the form of Severance Payment Agreement adopted by the Committee in 1998, the Named Executive Officers executing such agreement would receive three times base salary plus continued health and welfare benefit coverage for three years if involuntarily terminated (or constructively terminated) within two years after a change in control. In addition, vesting of stock options held by the Named Executive Officers, including Mr. Gellert, accelerates upon a change in control pursuant to the terms of the Company's stock option plans. Change in control benefits are subject to reduction to the extent such reduction would improve the executive's after-tax position by eliminating any excise taxes otherwise imposed on the employee under the parachute payment provisions of the Code.

    In the event of Mr. Gellert's involuntary termination other than for cause or his involuntary (or constructive) termination within two years following a change in control, he would receive a $5 million severance benefit. Under the Company's standard Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances. Mr. Gellert is also precluded from competing with the Company for a period of one year post-termination under his severance arrangement with the Company.

COMPENSATION DEDUCTIBILITY POLICY

    The Compensation Committee's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders.

                                          J. Thomas Bouchard, Chairman
                                          Patrick Foley
                                          Thomas T. Farley
                                          Raymond S. Troubh
                                          Dated: March 30, 2000

STOCK PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Class A Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index from December 30, 1994 (the last trading day of 1994) to December 31, 1995, 1996, 1997, 1998 and 1999. The graph assumes that $100 was invested on December 30, 1994 in each of the Class A Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested.

    The Company has created a peer group index that includes the following companies: Humana Inc., PacifiCare Health Systems, Inc., WellPoint Health Networks Inc., United Healthcare Corporation, Oxford Health Plans, Inc., Aetna, Inc., Tenet Healthcare Corporation and Columbia/HCA Healthcare Corporation. The peer group index weighs the constituent companies' stock performance on the basis of market capitalization at the beginning of the period.

         COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FOUNDATION HEALTH
               SYSTEMS, INC., S&P 500 INDEX AND PEER GROUP INDEX
                  FROM DECEMBER 30, 1994 TO DECEMBER 31, 1999

                                                           FOUNDATION HEALTH   S&P 500     SELECTED
                                                             SYSTEMS, INC.      INDEX     PEER GROUP
                                                           -----------------   --------   ----------
December 30, 1994........................................        $100            $100        $100
December 31, 1995........................................        $106            $138        $140
December 31, 1996........................................        $ 81            $169        $146
December 31, 1997........................................        $ 73            $226        $126
December 31, 1998........................................        $ 39            $290        $123
December 31, 1999........................................        $ 33            $351        $118

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following tables and descriptive materials set forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, Mr. Gellert, the Chief Executive Officer of the Company during 1999, and each of the four other most highly compensated executive officers of the Company serving as of the end of the 1999 calendar year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                              ----------------------
                                                ANNUAL COMPENSATION             AWARDS      PAYOUTS
                                        -----------------------------------   ----------   ---------
                                                                              SECURITIES
                                                                              UNDERLYING     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION             SALARY($)    BONUS                     OPTIONS/     PAYOUTS    COMPENSATION
WITH THE COMPANY               YEAR        (1)        ($)      OTHER ANNUAL    SARS(#)        ($)          ($)
---------------------------  --------   ---------   --------   ------------   ----------   ---------   ------------
Jay M. Gellert...........      1999      500,000          0        68,077(2)         0            0            894(3)
  President and Chief          1998      500,000          0                    500,000            0            894(4)
  Executive Officer            1997      450,000          0             0      600,000            0            866(5)

Cora Tellez..............      1999      350,000    183,750        68,235(6)         0            0          2,199(7)
  President of Western         1998       40,385(8)       0             0      200,000            0             52(9)
  Division                     1997          N/A         --            --           --           --             --

Gary S. Velasquez........      1999      350,000    183,750             0            0            0          5,426(10)
  President of New             1998      350,000          0             0      200,000            0          5,426(11)
  Ventures Group               1997      316,347          0             0      175,000            0          5,317(12)

Karen Coughlin...........      1999      350,000    147,000       143,897(13)        0            0         19,766(14)
  President of Eastern         1998       53,846(15)       0            0      400,000            0              0
  Division                     1997       N/A            --            --           --           --             --

Maurice Costa............      1999      350,000    129,042             0            0            0         31,708(16)
President of Employer          1998      350,000     75,000             0            0            0         34,585(17)
  and Occupational Services    1997      320,579    125,000             0      115,000            0         36,071(18)
  Division

------------------------

 (1) Includes amounts deferred pursuant to the FHC Deferred Compensation Plan and the Company's (and FHC's) Profit Sharing and 401(k) Plans.

 (2) Represents $65,337 paid for housing and travel benefits, including the tax gross-up on such items, and $2,740 for miscellaneous benefits.

 (3) Represents premiums paid by the Company on a life insurance policy.

 (4) Represents premiums paid by the Company on a life insurance policy.

 (5) Represents premiums paid by the Company on a life insurance policy.

 (6) Represents amounts paid for housing and travel benefits including the tax gross-up on such items.

 (7) Represents matching contributions under the Company's 401(k) Plan of $1,573 and premiums paid by the Company on a life insurance policy of $626.

 (8) Reflects a partial year's salary since Ms. Tellez joined the Company on November 16, 1998.

 (9) Represents premiums paid by the Company on a life insurance policy.

 (10) This amount includes $4,800 in matching contributions under the Company's 401(k) Plan and $626 in premiums paid by the Company on a life insurance policy.

 (11) This amount includes $4,800 in matching contributions under the Company's 401(k) Plan and $626 in premiums paid by the Company on a life insurance policy.

 (12) This amount includes $4,750 in matching contributions under the Company's 401(k) Plan and $567 in premiums paid by the Company on a life insurance policy.

 (13) Represents amounts paid by the Company for housing and travel benefits, including the tax gross-up on such items.

 (14) This amount includes $19,140 for various relocation benefits paid for by the Company and $626 in premiums paid by the Company on a life insurance policy.

 (15) Reflects a partial year's salary since Ms. Coughlin joined the Company on October 28, 1998.

 (16) This amount includes $2,133 in matching contributions under the Company's 401(k) Plan, $28,949 deemed to be compensation under the rules of the SEC related to the present value of premiums by the Company for the benefit of Mr. Costa under a split dollar life insurance program and $626 in premiums paid by the Company on a life insurance policy.

 (17) This amount includes $4,000 in matching contributions under the Company's 401(k) Plan, $29,959 deemed to be compensation under the rules of the SEC related to the present value of premiums paid by the Company for the benefit of Mr. Costa under a split dollar life insurance program, $626 in premiums paid by the Company on a life insurance policy and $4,594 in premiums paid by the Company on a disability insurance policy.

 (18) This amount includes $3,964 in matching contributions under the Company's 401(k) Plan, $31,481 deemed to be compensation under the rules of the SEC related to the present value of premiums paid by the Company for the benefit of Mr. Costa under a split dollar life insurance program and $626 in premiums paid by the Company on a life insurance policy.

OPTION GRANTS IN 1999

    No options grants were made during 1999 to the Named Executive Officers of the Company.

OPTION EXERCISES IN 1999

    The following table summarizes the number and value of options exercised during 1999, as well as the number and value of unexercised options as of December 31, 1999, held by the Named Executive Officers of the Company.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                       SECURITIES                VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED              IN-THE-MONEY
                                  SHARES                           OPTIONS/SARS/AS OF             OPTIONS/SARS AS OF
                                ACQUIRED ON                       DECEMBER 31, 1999(A)           DECEMBER 31, 1999(B)
                                 EXERCISE        VALUE       ------------------------------   ---------------------------
NAME                                (#)       REALIZED ($)   EXERCISABLE(C)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   ------------   --------------   -------------   -----------   -------------
Jay M. Gellert................       0            N/A            500,000         700,000           0              0
Cora Tellez...................       0            N/A             66,666         133,334           0              0
Gary S. Velasquez.............       0            N/A            158,266         258,334           0              0
Karen Coughlin................       0            N/A             44,000         356,000           0              0
Maurice Costa.................       0            N/A            157,916          38,334           0              0

------------------------

(a) The exercise price of outstanding options held by the Named Executive Officers at December 31, 1999 ranges from $10.84 to $32.50 per share. All options held by the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

(b) Based on the difference between the closing price of $9.9375 of Class A Common Stock on the NYSE on December 31, 1999 (the last trading day in 1999) and the option exercise price.

(c) Under the terms of the Company's Second Amended and Restated 1991 Stock Option Plan, all outstanding options on October 1, 1996 of Mr. Gellert became exercisable on October 1, 1996 as a result of approval by the Board of Directors of the FHS Combination. Under the terms of the employment agreement between each of Mr. Velasquez and Mr. Costa and FHC, options granted to Mr. Velasquez and Mr. Costa under the FHC 1990 Stock Option Plan and outstanding as of April 1, 1997 became exercisable on such date upon consummation of the FHS Combination.

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAMS

    HSI had in effect through December 31, 1995 a Supplemental Executive Retirement Plan ("SERP") program that allowed executives to defer income on a non-qualified pre-tax basis. A new SERP was approved by HSI effective
January 1, 1996. The new SERP ensures that executives who retire upon or after age 62 and who have worked for HSI or a predecessor organization for at least
15 years receive 50% of average pay (salary and bonus) when combined with Social Security and all other employer provided retirement benefits provided under current and prior programs. These programs include the accumulated value of Company contributions to the Company's 401(k) plan and benefits accrued under the prior SERP. Executives with less than 15 years of service at age 62 will receive a reduced benefit under the new SERP, and executives must accrue at least five years of service to receive a partial benefit. Those terminating with between 5 and 10 years of service are entitled to receive a partial benefit, and executives who terminate with 10 or more years of service will be 100% vested on earned benefits. Monthly accrued benefits payable at age 62 and accrued through December 31, 1999 under this program for the Named Executive Officers are:
Mr. Gellert, $3,108; Ms. Tellez, $367; Ms. Coughlin, $361; Mr. Velasquez, $0; and Mr. Costa, $0.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    EMPLOYMENT AGREEMENT WITH MR. GELLERT. Mr. Gellert has a revised Employment Letter Agreement with the Company dated August 22, 1997, which was amended as of March 2, 2000 (as so amended, the "Gellert Agreement"). Under the Gellert Agreement, during the term of his employment Mr. Gellert is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Gellert also is reimbursed for reasonable business expenses in performing his duties and is provided with a monthly automobile allowance.

    The Gellert Agreement provides Mr. Gellert with two potential severance arrangements. If during a two-year period following a "change-of-control" transaction, the Company terminates the employment of Mr. Gellert or he voluntarily resigns for "good reason" (each as defined in the Gellert Agreement) he will receive severance pay of $5 million; provided that such severance pay may not exceed the applicable limitations under Section 280G of the Code (to avoid penalty taxes and deduction limitations on "excess parachute payments") but the Company agrees to consider in good faith proposals to restructure such pay in the event such pay is limited by Section 280G. If the Company terminates the employment of Mr. Gellert other than following a change-of-control and other than for "just cause" (each as defined in the Gellert Agreement), Mr. Gellert will be also entitled to receive a severance payment equal to $5 million.

    EMPLOYMENT AGREEMENT WITH MS. TELLEZ. Ms. Tellez has an Employment Letter Agreement with the Company dated November 16, 1998 (the "Tellez Agreement"). Under the Tellez Agreement, Ms. Tellez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement she was also provided a one-time loan in the amount of $400,000 (with interest accrued at the Prime Rate), the principal and interest of which loan were to be forgiven by the Company one-half on each of the first and second anniversaries of Ms. Tellez' date of hire. The loan was restructured in 1999 such that the principal and interest will be forgiven one-half on each of the second and third anniversaries of Ms. Tellez' date of hire. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Ms. Tellez.

    The Tellez Agreement also provides that the Company shall afford to Ms. Tellez, in lieu of relocation benefits, a furnished business apartment in Woodland Hills, California and air travel as required between Woodland Hills and Oakland, California for the duration of her employment with the Company.

    Severance payment provisions contained in the Tellez Agreement were superseded by the Company's Severance Payment Agreement dated December 4, 1998 (as amended) which was entered into between the Company and Ms. Tellez. See "New Severance Agreement" below for a description of agreement.

    EMPLOYMENT AGREEMENT WITH MS. COUGHLIN. Ms. Coughlin has an Employment Letter Agreement with the Company dated March 12, 1998 (the "Coughlin Agreement"). Under the Coughlin Agreement, Ms. Coughlin is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement she was also provided a one-time loan in the amount of $100,000 (with interest accrued at the Prime Rate), the principal and interest of which loan are to be forgiven by the Company one-half on each of the first and second anniversaries of Ms. Coughlin's date of hire. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Ms. Coughlin.

    The Coughlin Agreement also provides that the Company shall afford to Ms. Coughlin, in lieu of relocation benefits, a business apartment in New York City and air travel to and from Chicago, Illinois for Ms. Coughlin and/or her family members on a weekly basis for the duration of her employment with the Company.

    The Coughlin Agreement provides Ms. Coughlin with two potential severance arrangements. If during a two-year period following a "change-of-control" transaction, the Company terminates her employment or she voluntarily resigns for "good reason" (each as defined in the Coughlin Agreement) she will receive severance pay equal to three years of her then current annual base salary plus three years of continued benefits. If the Company terminates the employment of Ms. Coughlin other than following a change-of control and other than for "just cause" she will be entitled to receive a severance payment equal to two years of her then current annual base salary plus two years of continued benefits.

    EMPLOYMENT AGREEMENT WITH MR. VELASQUEZ. Pursuant to the FHS Combination, the Company assumed the employment letter agreement between Foundation Health Corporation and Mr. Velasquez dated May 1, 1996 (the "Velasquez Agreement"). Under the Velasquez Agreement, Mr. Velasquez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans of the Company. Mr. Velasquez is also reimbursed for reasonable business expenses in performing his duties.

    The Velasquez Agreement provides Mr. Velasquez with two potential severance arrangements. If during a two-year period following a "change-of-control" transaction, the Company terminates the employment of Mr. Velasquez or he voluntarily resigns for "good reason" (each as defined in the Velasquez Agreement), he will receive severance payments equal to one and one-half years of his then current annual base salary, his awards under benefit plans will become fully vested, and he will continue to participate in the Company's group insurance plans for a period of one year. Such severance payments will not exceed the applicable limitations under Section 280G of the Code (to avoid penalty taxes and deduction limitations on "excess parachute payments").

    If the Company terminates the employment of Mr. Velasquez other than following a change-of-control and other than for "cause" or "disability" (each as defined in the Velasquez Agreement), Mr. Velasquez will be entitled to receive a severance payment equal to his then current annual base salary payable ratably over twelve months. In addition, Mr. Velasquez will continue to participate in the Company's insurance plans for a period of one year. Under the Velasquez Agreement, any such payments made to Mr. Velasquez will be reduced to the extent they would exceed the applicable limitations under Section 280G (to avoid penalty taxes and deductions limitations on "excess parachute payments") or Section 4999 (for Mr. Velasquez to avoid excise taxes) of the Code.

    EMPLOYMENT AGREEMENT WITH MR. COSTA. The Company entered into a three-year employment letter agreement with Mr. Costa dated December 31, 1997 (the "Costa Agreement"). The Costa Agreement provides for a special bonus at the commencement of the employment term and a retention bonus payable one-half at the time of commencement and one-half on the first anniversary of commencement. In return for such bonus provisions, Mr. Costa agreed to forfeit 60,000 shares of common stock underlying options previously granted to him. Under the Costa Agreement, Mr. Costa is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans of the Company. Under the Costa Agreement, Mr. Costa is also reimbursed for reasonable business expenses in performing his duties.

    The Company and Mr. Costa entered into a Severance Payment Agreement dated April 6, 1998 (the "Costa Severance Agreement"). Under the Costa Severance Agreement, in the event Mr. Costa's employment is terminated without cause within two years of a Change of Control or he voluntarily terminates his employment for Good Reason (each as defined in the Costa Severance Agreement), Mr. Costa shall be entitled to a lump sum payment equal to three times his then current base salary and continuation of all health and welfare benefit coverage for a period of three years. If termination of Mr. Costa's employment without cause occurs at any time other than within two years after a Change of Control (as defined in the Costa Severance Agreement), Mr. Costa shall be entitled to a lump sum payment equal to one times his then current base salary. Any such severance payments shall be reduced so as not to exceed the limitations under Section 280G of the Code (to avoid penalty taxes and deduction limitations on "excess parachute payments").

    NEW SEVERANCE AGREEMENT. On December 4, 1998, the Compensation Committee approved a new form of severance payment agreement (the "New Severance Payment Agreement") to be entered into between the Company and each of the Named Executive Officers, other than Messrs. Gellert and Costa (each of whom has his own individualized severance arrangement). Under such severance agreement, the executive would receive three times base salary plus continued health and welfare benefit coverage for three years if involuntarily terminated (or constructively terminated) within two years after a change in control (as defined therein). Change in control benefits are subject to reduction to the extent such reduction would improve the executive's after-tax position by eliminating any excise taxes otherwise imposed on the executive under the parachute payment provisions of the Code. Under such severance agreements, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances, and must enter into a Waiver and Release of Claims in order to receive severance payments. Upon execution of the new severance agreement, such agreement will supersede any prior severance payment agreements or arrangements. As set forth above, Ms. Tellez has executed the New Severance Payment Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Decisions regarding the Company's executive compensation are made by the Compensation Committee. In 1999, the Compensation Committee consisted of
(i) from January 1, 1999 through May 6, 1999, Messrs. Bouchard (Chairman), Farley, Hanselman and Troubh and (ii) from May 6, 1999 through December 31, 1999, Messrs. Bouchard (Chairman), Farley, Foley and Troubh. Each of these members is an "outside director" (within the meaning of Section 162(m) of the Code).

    The following information relates to transactions by the Company with the foregoing members of the Compensation Committee of the Company.

    Mr. Bouchard, a director of the Company, is Senior Vice President, Human Resources of IBM. During 1999, the Company and its subsidiaries engaged IBM as a consultant with respect to various technology, information systems, hardware and other matters, including management of its Year 2000 program. During 1999, the Company paid IBM approximately $9.0 million in consulting fees.

    Mr. Farley, a director of the Company, was paid an aggregate of $95,000 in consulting fees in 1999 and 2000 due to various services provided to the Company in connection with the closing of its operations in Pueblo, Colorado. In addition, Mr. Farley is a partner in the law firm of Petersen, Fonda, Farley, Mattoon Crockenberg & Garcia ("PFFMC&G"). Two of Mr. Farley's partners in PFFMC&G purchased a building from the Company in 1999 in Pueblo, Colorado for $405,000. It is contemplated that a portion of the building will be leased to PFFMC&G upon completion of its current renovation. PFFMC&G was also an employer group of a Company subsidiary in 1999. Premiums paid by such firm to this Company subsidiary totaled approximately $38,000 in 1999.

                        DIRECTORS' COMPENSATION FOR 1999

    During 1999, the annual retainer payable to non-employee directors of the Company was $30,000 per year, and each non-employee director who chaired the Audit Committee, Compensation Committee, Committee on Directors or Finance Committee was eligible to receive an additional annual retainer of $5,000. Such non-employee directors also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended. In lieu of these retainer and meeting fees Mr. Hanselman receives $10,000 per month for his services as Chairman of the Board of Directors of the Company (which monthly payments commenced in May of 1999 when he was elected to this office). No fees are paid to employees of the Company for service as a director. Upon
Dr. Hasan's retirement as Chief Executive Officer in August 1998, he received $165,000 under his Retirement Agreement for continuing service as Chairman of the Board of Directors through March 1, 1999 and was not eligible for any compensation paid to non-employee directors.

    In addition, in 1999 non-employee directors of the Company participated in the Company's Third Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), which was approved by the Company's stockholders at the 1997 Annual Stockholders Meeting and which provides for initial grants and automatic annual grants of nonqualified stock options to such directors. Each such grant entitles the optionee to purchase 7,500 shares of Class A Common Stock at an exercise price equal to the fair market value of Class A Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a "change in control" of the Company, as defined in the Director Plan. Under the Director Plan, 500,000 shares of Class A Common Stock have been reserved for grant.

    On May 7, 1999, options to purchase 7,500 shares at an exercise price of $16.25 per share were thereby granted to each of Messrs. Bouchard, Deukmejian, Farley, Foley, Fowler, Greaves, Hanselman, Stegemeier and Troubh pursuant to the formula provisions of the Director Plan.

    Effective May 1, 1998, the Company adopted a deferred compensation plan pursuant to which both officers and non-employee directors are eligible to defer up to 100% of their compensation. The compensation deferred under such plan is credited with earnings or losses measured by the rate of return on investments elected by plan participants. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below is a tabulation indicating those persons or groups who are known to the Company to be beneficial owners of more than 5% of the outstanding shares of the Company's Class A Common Stock as of the Record Date. The following information is based on reports on Schedule 13D or 13G filed with the Securities and Exchange Commission or other reliable information.

                                                                                         PERCENT
                                                                AMOUNT AND NATURE OF        OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP (1)    CLASS
------------------------------------                          ------------------------   --------
Legg Mason, Inc.............................................         12,447,091(2)         10.2%
  100 Light Street
  Baltimore, Maryland 21202

The Prudential Insurance Company of America.................         11,192,697(3)          9.2%
  751 Broad Street
  Newark, New Jersey 07102-3777

Sanford C. Bernstein & Co., Inc.............................          9,865,950(4)          8.1%
  767 Fifth Avenue
  New York, New York 10153

Wellington Management Company, LLP..........................          8,318,660(5)          6.8%
  75 State Street
  Boston, Massachusetts 02109

Invista Capital Management, LLC.............................          7,805,563(6)          6.4%
  699 Walnut, 1900 Hub Tower
  Des Moines, Iowa 50309

Principal Mutual Holding Company............................          7,805,563(7)          6.4%
  711 High Street
  Des Moines, Iowa 50392-0088

CitiGroup Inc...............................................          6,347,436(8)          5.2%
  153 East 53rd Street
  New York, New York 10043

Salomon Smith Barney Holdings Inc...........................          6,342,246(9)          5.2%
  338 Greenwich Street
  New York, New York 10013

Vanguard Windsor Funds-Windsor Fund.........................          6,028,660(10)         4.9%(11)
  P. O. Box 2600
  Valley Forge, Pennsylvania 19482-2600

------------------------

 (1) The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein, subject to community property laws where applicable.

 (2) Legg Mason, Inc. ("Legg Mason") is a parent holding company whose subsidiaries Legg Mason Fund Adviser, Inc., Bartlett and Co., Brandywine Asset Management, Inc. and Legg Mason Capital Management, Inc. are investment advisers registered under the Investment Company Act of 1940, whose subsidiary Legg Mason Wood Walker, Inc. is a broker/dealer, and whose subsidiary Legg Mason Trust, fsb is a unitary thrift institution. Legg Mason is deemed a beneficial owner for purposes of Rule 13(d) of the Exchange Act. Legg Mason has sole power to vote or direct the vote of 9,988,075 shares, shared power to vote or direct the vote of 2,459,016 shares and shared power to dispose or direct the disposition of all of the shares listed in the table.

 (3) The Prudential Insurance Company of America ("Prudential") is deemed a beneficial owner for purposes of Rule 13(d) of the Exchange Act of the shares of the Company's Class A Common Stock held for the benefit of its clients through its separate accounts, externally managed accounts, registered investment companies, subsidiaries and other affiliates. Prudential has sole power to vote or direct the vote of 786,060 shares, shared power to vote or direct the vote of 10,406,637 shares, sole power to dispose or direct the disposition of 786,060 shares and shared power to dispose or direct the disposition of 10,406,637 of the shares listed in the table.

 (4) Sanford C. Bernstein & Co., Inc. ("SBC") is a registered investment adviser/broker dealer. An aggregate of 9,865,950 shares of the Company's Class A Common Stock are held for the accounts of one or more discretionary clients of SBC. SBC has sole power to vote or direct the vote of 6,407,260 shares and sole power to dispose or direct the disposition of 9,865,950 shares. In addition, one or more of SBC's clients have appointed an independent voting agent with instructions to vote an additional 575,158 shares in the same manner as SBC. SBC's clients have the right to receive dividends from and the proceeds of the sale of such shares.

 (5) Wellington Management Company, LLP ("Wellington") is an investment adviser and, as such, is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. Wellington has shared power to vote or direct the vote of 442,600 shares and shared power to dispose or direct the disposition of all of the shares listed in the table. Wellington's clients have the right to receive dividends from, and the proceeds of, the sale of such shares.

 (6) Invista Capital Management, Inc. ("Invista") is an investment adviser and is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. Invista has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

 (7) Principal Mutual Holding Company ("PMHC") is a parent holding company and is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. PMHC has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

 (8) CitiGroup Inc. is a parent holding company and is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. CitiGroup Inc. has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

 (9) Salomon Smith Barney Holdings Inc. ("SSBH") is a parent holding company and is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. SSBH has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

 (10) Vanguard Windsor Funds-Windsor Fund ("Vanguard") is an investment company registered under the Investment Company Act of 1940 and is deemed the beneficial owner for purposes of Rule 13(d) of the Exchange Act. Vanguard has sole power to vote or direct the vote and shared power to dispose or to direct the disposition of the shares listed in the table.

 (11) Such holdings represented more than 5% of the Class A Common Stock of the Company as of December 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of Class A Common Stock beneficially owned by each of the current directors of the Company, by each Named Executive Officer of FHS in 1999 and by all current directors and executive officers as a group as of the Record Date, and the percentage that these shares bear to the total number of shares of Class A Common Stock outstanding as of such date:

                                                             AMOUNT OF SHARES BENEFICIALLY   PERCENT
NAME OF INDIVIDUAL OR NUMBER OF PERSONS IN GROUP                       OWNED(1)              OF CLASS
------------------------------------------------             -----------------------------   --------
J. Thomas Bouchard.........................................               35,000(2)                *
George Deukmejian..........................................               35,199(3)                *
Thomas T. Farley...........................................               68,000(4)                *
Patrick Foley..............................................               38,500(5)                *
Earl B. Fowler.............................................               61,150(6)                *
Roger F. Greaves...........................................               49,643(7)                *
Richard W. Hanselman.......................................               50,728(8)                *
Richard J. Stegemeier......................................               45,000(9)                *
Raymond S. Troubh..........................................               84,953(10)               *
Jay M. Gellert.............................................              458,333(11)               *
Maurice Costa..............................................              159,651(12)               *
Karen Coughlin.............................................               44,000(13)               *
Cora Tellez................................................               71,527(14)               *
Gary S. Velasquez..........................................              159,286(15)               *
All current executive officers and directors as a group
  (18 persons).............................................            1,703,757(16)             1.4%

------------------------

   * The amount shown is less than 1% of the outstanding shares.

 (1) The information contained in this table is based upon information furnished to the Company by the persons named above or obtained from records of the Company. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein, subject to community property laws where applicable.

 (2) Includes 29,500 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (3) Includes 30,199 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000. Such amount also includes 700 shares held in the
     C. George Deukmejian Defined Benefit Pension Plan, of which Mr. Deukmejian is a trustee.

 (4) Includes 34,500 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000. Such amount also includes 10,000 shares held by the Farley Family Trust over which trust Mr. Farley has investment power. Mr. Farley disclaims beneficial ownership of the shares held by the Farley Family Trust.

 (5) Includes 33,500 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (6) Includes 42,728 shares with respect to which Adm. Fowler has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Adm. Fowler has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (7) Includes 17,000 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (8) Includes 42,728 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (9) Includes 40,000 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (10) Includes 42,728 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding vested options and 5,000 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

 (11) Includes 433,333 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options.

 (12) Includes 157,917 shares with respect to which Mr. Costa has the right to acquire beneficial ownership by virtue of outstanding vested options.

 (13) Includes 44,000 shares with respect to which Ms. Coughlin has the right to acquire beneficial ownership by virtue of outstanding vested options.

 (14) Includes 66,667 shares with respect to which Ms. Tellez has the right to acquire beneficial ownership by virtue of outstanding vested options.

 (15) Includes 158,267 shares with respect to which Mr. Velasquez has the right to acquire beneficial ownership by virtue of outstanding vested options.

 (16) Includes an aggregate of 1,465,068 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding vested options, and an aggregate of 78,333 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 17, 2000.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Class A Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Class A Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1999.

                    PROPOSAL 2--RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

    The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Deloitte & Touche LLP.

    The Board of Directors is submitting the approval of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as the Company's independent public accountants for the year ended December 31, 2000. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2
       TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

                      PROPOSAL 3--APPROVAL OF THE MATERIAL
                        TERMS OF A NEW EXECUTIVE OFFICER
                                 INCENTIVE PLAN

GENERAL

    On recommendation of the Compensation Committee, the Board of Directors is proposing for stockholder approval certain terms of the Foundation Health Systems, Inc. Executive Officer Incentive Plan (the "Incentive Plan").
Section 162(m) of the Code precludes a publicly held corporation from deducting, for tax purposes, certain compensation in excess of $1,000,000 per year paid to its chief executive officer and certain other officers. As applied to the Company, Section 162(m) of the Code places this limit on the Company's Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer). The $1,000,000 limitation does not apply to certain categories of stock options and other performance-based compensation grants which meet the applicable statutory requirements, including obtaining stockholder approval of material terms. Reference is made to ANNEX A to this Proxy Statement for the complete text of the Incentive Plan, which is summarized below.

DESCRIPTION OF THE MATERIAL TERMS OF THE INCENTIVE PLAN

    The material terms of the Incentive Plan include (i) the executives eligible to participate in the Incentive Plan, (ii) the incentive award opportunities available under the Incentive Plan, (iii) the performance goals which apply to each incentive award and the manner in which awards may be earned and (iv) the amount of each incentive award calculated with respect to an objective formula or standard.

ELIGIBLE INDIVIDUALS

    All executives of the Company are eligible to be selected for participation in the Incentive Plan for a specified period of time during which certain performance goals are established (a "Performance Period"). Eligible executives will be selected for participation for a Performance Period by the Compensation Committee during the period beginning on or prior to such Performance Period and ending not later than the earlier of (i) 90 days after the beginning of such Performance Period and (ii) the date on which 25% of the Performance Period has been completed (the "Applicable Period").

PERFORMANCE OBJECTIVES AND TARGET INCENTIVE LEVELS

    Under the Incentive Plan, payment of incentive awards to participating executives is subject to the attainment of specific performance goals established by the Compensation Committee for each Performance Period, and other terms and conditions that may be established by the Compensation Committee, during the Applicable Period. In general, performance goals will be based on objective corporate-wide or subsidiary, division or operating unit measures. Upon attainment of the relevant performance goals, a participant will be eligible to receive an incentive award, in cash or shares of Company stock, determined pursuant to an objective formula or standard established at the same time the performance goals were established. Such formula or standard may be based on an executive's base salary at the time or immediately before the performance goals for such Performance Period were established or on other fixed and determinable measures. Under the terms of the Incentive Plan, the Compensation Committee retains the absolute discretion to reduce, defer or eliminate incentive awards to any participant.

    The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the material terms of the new Executive Officer Incentive Plan.

                             THE BOARD OF DIRECTORS
                        RECOMMENDS A VOTE FOR PROPOSAL 3
                       TO APPROVE THE MATERIAL TERMS OF A
                     NEW EXECUTIVE OFFICER INCENTIVE PLAN.

                        PROPOSAL 4--STOCKHOLDER PROPOSAL

    Alan G. Hevesi, Comptroller of the City of New York, on behalf of The New York City Police Department Pension Fund, c/o Office of Comptroller of the City of New York, 1 Centre Street, New York, NY 10007 (the "Fund"), the beneficial holder of 13,954 shares of the Company's Class A Common Stock, has given notice of the Fund's intention to introduce the following resolution (the "Stockholder Proposal") at the Annual Meeting:

    "BE IT RESOLVED, that the stockholders of Foundation Health Systems request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires."

STOCKHOLDER'S STATEMENT IN SUPPORT OF THIS PROPOSAL

    The fund has provided the following statement in support of this proposal:

    "We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

    In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

    We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually."

BOARD OF DIRECTORS STATEMENT REGARDING THE PROPOSAL

    The classification of the Board of Directors was initially approved by the Company's stockholders in 1994 in connection with stockholder approval of the merger transaction (the "1994 Consolidation") involving QualMed, Inc. and H.N. Management Holdings, Inc. (both predecessors to the Company), and was approved again in 1997 in connection with stockholder approval of the merger transaction (the "1997 Consolidation") involving Foundation Health Corporation and Health Systems International, Inc. (both predecessors to the Company). In each case, the classification structure was included in the Certificate of Incorporation adopted as part of the merger transaction; accordingly, the classification system is currently required by the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate").

    The Company's Board of Directors believes that there are good arguments both for and against the board classification contained in the Certificate. The arguments in favor of a classified board include the following:

    - Classification provides continuity and stability of leadership;

    - Classification allows the Company to implement long-term strategies and to focus on long-term performance;

    - Classification inhibits a substantial shareholder from changing abruptly the entire Board of Directors without the approval, or at least the cooperation, of the incumbent Board of Directors;

    - Classification permits a more orderly process for directors to consider any and all alternatives to maximize stockholder value, in the exercise of their fiduciary responsibility; and

    - Classification inhibits unfriendly take-over attempts.

    On the other hand, the arguments against a classified board include the following:

    - Classification protects the incumbency of current directors and, therefore, management; and

    - A classified board is less accountable to stockholders because stockholders are permitted to express their views on a particular director only once every three years.

    Under the corporate law of the State of Delaware, the state in which the Company is incorporated, the action recommended in the Stockholder Proposal could be taken only if: (i) the Board of Directors recommended an amendment to the Company's Certificate and directed that the amendment be submitted to a vote of the Company's stockholders; and (ii) the amendment is approved at a future meeting of stockholders. Therefore, a vote in favor of this Stockholder Proposal is only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

    Also, pursuant to the provisions of the Certificate, any such amendment would require the affirmative vote of at least 80 percent of the outstanding shares of Common Stock of the Company. This 80 percent voting requirement was approved by the stockholders of the Company in 1994 upon approval of the 1994 Consolidation and again in 1997 upon approval of the 1997 Consolidation. The Board of Directors believes that this 80 percent voting requirement will be difficult to achieve.

    The Board of Directors is not making a recommendation on how stockholders should vote on this Stockholder Proposal, but instead wants to receive a clear indication of how the Company's stockholders would like it to proceed on this issue. If you do not vote "FOR" or "AGAINST" this item, your vote will be counted as an abstention.

                     THE BOARD OF DIRECTORS IS NOT MAKING A
                             RECOMMENDATION TO VOTE
                             EITHER FOR OR AGAINST
                           THE STOCKHOLDER PROPOSAL.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF
                           DIRECTORS BY STOCKHOLDERS

    NOMINATIONS FOR THE BOARD OF DIRECTORS. The Company expects to hold its 2001 Annual Meeting of Stockholders in May of 2001, although the Company retains the right to change this date, as it may determine. The By-Laws provide that written notice of proposed stockholder nominations for the election of directors at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than sixty days nor more than ninety days prior to the meeting; provided that, in the event that less than 40 calendar days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice must be received not later than the close of business on the tenth calendar day following the date on which the notice of the date of the meeting was mailed or public disclosure was made. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the Securities and Exchange Commission (the "SEC") and the By-Laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 21650 Oxnard Street, Woodland Hills, California 91367.

    PROPOSALS. Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 2001 Annual Meeting of Stockholders must satisfy the requirements of the SEC and the proposal must be received by the Secretary of the Company on or before December 1, 2000 for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

    The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to the nomination of director candidates do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting.

    UPON WRITTEN REQUEST BY ANY STOCKHOLDER, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S MOST RECENT FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO DAVID OLSON, SENIOR VICE PRESIDENT OF INVESTOR RELATIONS, 21650 OXNARD STREET, WOODLAND HILLS, CA 91367.

                                 OTHER MATTERS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ B. Curtis Westen

                                          B. Curtis Westen, Esq.

                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

                                    ANNEX A
                        FOUNDATION HEALTH SYSTEMS, INC.
                        EXECUTIVE OFFICER INCENTIVE PLAN

I. PURPOSE

    The purposes of the Foundation Health Systems, Inc. Executive Officer Incentive Plan (the "Plan") are to retain and motivate the Executive Officers of Foundation Health Systems, Inc. ("the Company") who have been designated by the Committee to be Participants for a Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. DEFINITIONS

    For purposes of the Plan, the following terms shall have the following meanings:

     1. "Annual Base Salary" shall mean for any Executive Officer an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Executive Officer during the Performance Period but for his or her election to defer receipt thereof. Notwithstanding the previous sentence, the Committee, in its sole discretion, may provide at the time it selects an Executive Officer to be a Participant that such Participant's Annual Base Salary shall have a different meaning, provided that the dollar amount of such Annual Base Salary is fixed at the time the applicable performance goals are established.

     2. "Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissable under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

     3. "Board" shall mean the Board of Directors of the Company.

     4. "Cause" shall mean "cause" as defined in any employment agreement between an Executive Officer and the Company, or if not defined in such agreement, or if there is no agreement, "Cause" shall include, without limitation, (a) an act of dishonesty causing harm to the Company, (b) the knowing disclosure of confidential information relating to the Company's business, (c) habitual drunkenness or narcotic drug addiction,
        (d) conviction of a felony, (e) willful refusal to perform or gross neglect of the duties assigned to the Participant, (f) the Participant's willful breach of any law that, directly or indirectly, affects the Company, (g) the Participant's material breach of his or her duties or responsibilities following a Change of Control that do not differ in any material respect from the Participant's duties and responsibilities during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach.

                                       A1

     5. "Change of Control" shall mean any of the following: (a) any person (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its subsidiaries) is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company which ordinarily (and apart from rights accruing under special circumstances) have the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities)(the "Securities"); (b) as a result of a tender offer, merger, sale of assets or other major transaction, the persons who are directors of the Company immediately prior to such transaction cease to constitute a majority of the Board of the Company (or any successor corporations) immediately after such transaction; (c) the Company is merged or consolidated with any other person, firm, corporation or other entity and, as a result, the shareholders of the Company, as determined immediately before such transaction, own less than eighty percent (80%) of the outstanding Securities of the surviving or resulting entity immediately after such transaction; (d) a tender offer or exchange offer is made and consummated for the ownership of twenty percent (20%) or more of the outstanding Securities of the Company; (e) the Company transfers substantially all its assets to another person, firm, corporation or other entity that is not a wholly owned subsidiary of the Company; or
        (f) the Company enters into a management agreement with another person, firm, corporation or other entity that is not a wholly owned subsidiary of the Company and such management agreement extends hiring and firing authority over Employee to an individual or organization other than the Company.

     6. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     7. "Committee" shall mean the Compensation and Stock Option Committee of the Board or a subcommittee thereof that is comprised solely of at least two non-employee directors (each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Code).

     8. "Company" shall mean Foundation Health Systems, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

     9. "Disability" shall mean "disability" as defined in any employment agreement between the Participant and the Company or any of its subsidiaries) or, if not defined therein or if there is no such agreement, as defined in the Company's long-term disability plan.

    10. "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, in each case as amended from time to time.

    11. "Individual Award Opportunity" shall mean the potential of a Participant to receive an incentive payment if the performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

    12. "Participant" shall mean an Executive Officer of the Company who is designated by the Committee to participate in the Plan for a Performance Period.

    13. "Performance Period" shall mean any period commencing on or after January 1, 2000 for which performance goals are established pursuant to
       Article V. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

    14. "Plan" shall mean the Foundation Health Systems, Inc. Executive Officer Incentive Plan as set forth herein, as it may be amended from time to time.

                                       A2

III. ADMINISTRATION

    1. GENERAL. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of the Plan or any Incentive Award Opportunity unless such action or inaction is attributable to his or her own willful misconduct or lack of good faith.

    2. POWERS AND RESPONSIBILITIES. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 1 of this Article III:

       (a) to designate within the Applicable Period the Participants for a Performance Period;

       (b) to establish within the Applicable Period the performance goals and other terms and conditions that are to apply to each Participant's Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of
           (A) the Participant's termination of employment due to death, Disability, or other termination of employment with the Company (or any of its subsidiaries), with or without Cause, or (B) a Change of Control;

       (c) to determine in writing prior to the payment under any Incentive Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Incentive Award Opportunities have been satisfied;

       (d) to decide whether, and under what circumstances and subject to what terms, Incentive Award Opportunities are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment; and

       (e) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

IV. OTHER PLAN PARTICIPATION

    Notwithstanding any provision in any other plan of incentive compensation of the Company or any of its subsidiaries, an Executive Officer who is a Participant in the Plan for any Performance Period shall not participate in any such other plan during such Performance Period.

V. PERFORMANCE GOALS

    1. ESTABLISHING PERFORMANCE GOALS. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division or operating unit measures: earnings per share; share price; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and

                                       A3
       strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

    2. IMPACT OF EXTRAORDINARY ITEMS OR CHANGES IN ACCOUNTING. The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period.

VI. INCENTIVE AWARD OPPORTUNITIES

    1. TERMS. At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of objective formula or standard which may be based upon the Participant's Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Incentive Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made.

    2. INCENTIVE PAYMENTS. Payments under Incentive Award Opportunities shall be in cash or in shares of Company stock and shall be made at the time determined by the Committee after the end of the Performance Period for which the Incentive Awards are payable, except that no such payment shall be made unless and until the Committee, based on the Company's audited financial results for such Performance Period (as prepared and reviewed by the Company's independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied.

VII. GENERAL PROVISIONS

    1. PLAN AMENDMENT OR TERMINATION. The Committee at any time may amend or terminate the Plan, subject to any shareholder approval required by law, provided that, without the Participant's written consent, no such amendment or termination shall adversely affect the right of any Participant to receive a payment under any Incentive Award Opportunity previously awarded to such Participant.

    2. APPLICABLE LAW. All issues arising under the Plan shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

    3. TAX WITHHOLDING. The Company shall have the right to withhold any and all federal, state and local taxes that the Company deems may be required to be withheld in respect of any payment under any Incentive Award Opportunity.

                                       A4

    4. NO EMPLOYMENT RIGHT CONFERRED. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant's employment at any time with or without cause or notice.

    5. OTHER PLANS. Payments under Incentive Award Opportunities shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (i) such other plan provides that compensation such as payments made pursuant to Incentive Award Opportunities is to be considered as compensation thereunder or (ii) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

    6. COSTS AND EXPENSES. All administrative costs and expenses of the Plan and the Incentive Award Opportunities granted hereunder shall be borne by the Company.

    7. NON-TRANSFERABILITY OF RIGHTS. Except as and to the extent required by law, a Participant's rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company or any of its subsidiaries.

    8. BINDING EFFECT. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 1 of Article VII.

    9. EFFECTIVE DATE. The Plan is effective for Performance Periods commencing on or after January 1, 2000, subject to stockholder approval of the Plan. If approved, the Plan shall remain in effect until December 31, 2005, unless terminated earlier.

                                       A5

PROXY                                                                     PROXY

                        FOUNDATION HEALTH SYSTEMS, INC.
                              21650 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF
                        FOUNDATION HEALTH SYSTEMS, INC.

     The undersigned does hereby appoint Jay M. Gellert and B. Curtis Westen as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Foundation Health Systems, Inc. (the "Company") held of record by the undersigned on March 17, 2000 at the annual meeting of stockholders (the "Annual Meeting") to be held on May 4, 2000 or any adjournment or postponement thereof.

     If no direction is made, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3, ABSTAIN for Proposal 4 and in the direction of the Proxies as to any other matter that may properly come before the Annual Meeting.

          PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                    (CONTINUED AND TO BE SIGNED ON REVERSE)




--------------------------------------------------------------------------------

ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS OVER THE INTERNET. PLEASE CONSIDER VOTING OVER THE INTERNET, WHICH IS EASY AND CONVENIENT - YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD.

                 THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

5123-FOUNDATION HEALTH SYSTEMS, INC.

                        FOUNDATION HEALTH SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                                 For   Withhold   For All                                                   For   Against   Abstain
1. ELECTION OF DIRECTORS -       All     All      Except     2. To ratify the selection of Deloitte         / /     / /       / /
   NOMINEES: 01-Gov. George      / /     / /       / /          & Touche LLP as the Company's independent
   Deukmejian and 02-Jay M.                                     public accountants.
   Gellert
                                                             3. To approve the material terms of a new      For   Against   Abstain
                                                                Executive Officer Incentive Plan.           / /     / /       / /

   ------------------------------------------                4. To act upon the stockholder proposal        For   Against   Abstain
   (EXCEPT NOMINEE(S) AS WRITTEN ABOVE)                         that may be introduced at the Annual        / /     / /       / /
                                                                Meeting as set forth in the Proxy
                                                                Statement distributed in connection
                                                                with the Annual Meeting.

                                                             5. To authorize the proxies to vote in their   For   Against   Abstain
                                                                discretion upon such other matters as may   / /     / /       / /
                                                                properly come before the Annual Meeting.

                                                             The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 4, 2000 and the related Proxy
                                                             Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

                                                                                        Dated:                              , 2000
                                                                                              ------------------------------

                                                             Signature(s):
                                                                          ---------------------------------------------------------

                                                             ----------------------------------------------------------------------
                                                             Please sign exactly as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

5123-FOUNDATION HEALTH SYSTEMS, INC.


--------------------------------------------------------------------------------
CONTROL NUMBER             DETACH PROXY CARD HERE


                 NOW YOU CAN VOTE YOUR SHARES VIA THE INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

                             ---------------------------------------------------
TO VOTE VIA THE INTERNET     Go to the following website:

                             www.harrisbank.com/wproxy

                             Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.

                             Follow the simple instructions on the screen.
                             ---------------------------------------------------

If you vote using the Internet, DO NOT mail back the proxy card unless you wish to change your vote.
        NOTE: INTERNET VOTING IS ONLY AVAILABLE UNTIL 5:00 P.M. (CDT) ON
                             TUESDAY, MAY 2, 2000.

                             THANK YOU FOR VOTING!